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                                   Exhibit 21

                        Paragon Corporate Holdings Inc.

                Subsidiaries of the Registrant At March 15, 1999



                                                 Jursidiction
                                               of Incorporation
Subsidiaries (1)                                or Organization                     Parent Company
----------------------------------------      ---------------------       ------------------------------------

A. B. Dick Company                                  Delaware                Paragon Corporate Holdings Inc.

A. B. Dick Company of Canada, Ltd.                   Canada                       A. B. Dick Company

A. B. Dick S.A.                                     Belgium                       A. B. Dick Company

A. B. Dick B.V.                                   Netherlands                     A. B. Dick Company

A. B. Dick Netherlands B.V.                       Netherlands                     A. B. Dick Company

A. B. Dick - Itek Ltd.                           United Kingdom                   A. B. Dick Company

Itek Graphix Corp.                                  Delaware                      A. B. Dick Company

Curtis Industries, Inc.                             Delaware                Paragon Corporate Holdings Inc.

Curtis Industries of Canada, Ltd.                    Canada                     Curtis Industries, Inc.

Curtis Industries, Ltd.                          United Kingdom                 Curtis Industries, Inc.

Curtis Sub., Inc.                                   Delaware                    Curtis Industries, Inc.



(1)  Each of the subsidiaries listed is 100% owned by its parent company.